UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	ee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Invesco QQQ – NOBO Email Script

Reference ID

Dear Shareholder,

This email is regarding your investment in the Invesco QQQ Trust, or “QQQ.” Materials were previously sent for the Special Meeting of Shareholders originally scheduled for October 24, 2025.

While a large majority of shareholders are voting in Favor of the proposals, due to a lack of overall shareholder participation, the meeting has been postponed to December 5, 2025. For convenience you can vote by replying to this email with:

•	First name

•	Last Name

•	Postal Code

•	Voting instructions and all applicable accounts will be voted.

Invesco recommends a vote FOR the conversion because converting QQQ from a Unit Investment Trust to an Open-End Fund will have the following effects:

• 10% reduction in fees

• No change to your share value

• No change to your underlying investment strategy

• Not a taxable event

Invesco believes these changes are in shareholders’ best interests.

Thank you for your time and participation.

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Gridiron Classic Lower QQQ fees start with your vote. Lower QQQ fees start with your vote. Shareholders of Invesco QQQ ETF can vote to modernize the fund and reduce expenses. Learn more at invesco.com/qqqproxy

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As a QQQ shareholder, you can vote for fees.
The Invesco QQQ ETF is currently undergoing a proxy . By voting, you can help upgrade QQQ from its current trust structure to a more flexible, open-ended ETF. This change aims to deliver greater value to you, including:
• Lower costs: Expense ratio reduced from 0.20% to 0.18%
• Greater transparency: Enhanced reporting and oversight
• No tax impact: The change will not trigger any tax consequences
• Same investment objective: QQQ will continue to track the Nasdaq-100® Index
Rest assured, QQQ will continue to track the Nasdaq-100® Index and its operations will be managed by the same trusted team.
Your proxy statement and voting information may arrive by mail or email, often directly from your brokerage firm. If you’re asked for a control number when voting, it can be found in those mailings. For assistance, contact our third-party solicitor Sodali at(800)
886-4839 .
The deadline to vote is December 4, 2025.
Vote now

If you have your control number, act now!
Vote
Learn more
V iew of the full proxy statement, annual report and more.
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NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY THE BANK MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL AGENCY
Before investing, consider the Fund’s investment objectives, risks, charges and expenses. Call(800) 983-0903 for a prospectus containing this information. Read it carefully before investing.
The information here does not constitute a recommendation of any investment strategy or product for a particular investor. Investors should consult a financial professional/financial consultant before making any investment decisions.
Shares are not individually redeemable and owners of the Shares may acquire those from the Funds and those shares for redemption to the Funds in the Creation Unit aggregations only, typically consisting of 10,000, 20,000, 25,000, 50,000, 80,000, 100,000 or 150,000 Shares.
This email has been sent on behalf of Invesco Ltd. or an Invesco affiliate: 3500 Lacey Road, Suite 700, Downers Grove, Illinois, 60515, USA
invesco.com/us %%=Format(Now(), “MM/yy”)=%% NA5019758 Invesco Distributors, Inc.
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